UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 6, 2010

LianDi Clean Technology Inc.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

000-52235 (Commission File Number)	75-2834498 (IRS Employer Identification No.)

4th Floor Tower B. Wanliuxingui Building,
No. 28 Wanquanzhuang Road, Haidian District, Beijing, 100089  China
(Address of principal executive offices and zip code)

(86) 010-5872-0171
(Registrant’s telephone number including area code)

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Change in Registrant’s Certifying Accountant

On May 6, 2010, LianDi Clean Technology Inc. (the “Company”) engaged AGCA, Inc. (“AGCA”) as its principal accountant and dismissed The Hall Group, CPAs (“The Hall Group”) from that role.  The change in accountants was approved by the Company’s Board of Directors and did not result from any dissatisfaction with the quality of professional services rendered by The Hall Group.

In connection with the audit of the Company’s financial statements for the fiscal years ended December 31, 2009 and 2008 and the subsequent interim period through May 6, 2010, (i) there were no disagreements with The Hall Group on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to The Hall Group’s satisfaction, would have caused The Hall Group to make reference in connection with its opinion to the subject matter of the disagreement, except that The Hall Group’s report for the two most recent fiscal years contained a "going concern" qualification, and (ii) there were no “reportable events,” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

Attached as Exhibit 16.1 is a copy of The Hall Group’s letter addressed to the SEC relating to the statements made by the Company in this Current Report on Form 8-K/A.

During the Company’s two most recent fiscal years and in the subsequent interim period prior to May 6, 2010, the Company did not consult with AGCA regarding (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements and no written or oral advice was provided by AGCA that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement or event, as set forth in Item 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Description

16.1	Letter of The Hall Group to the SEC dated May 13, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 13, 2010	LIANDI CLEAN TECHNOLOGY INC.

	By:	/s/ Jianzhong Zuo
Name: Jianzhong Zuo
Title: Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description
16.1	Letter of The Hall Group to the SEC dated May 13, 2010